FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler
FGS Global
212-687-8080
Abi Genis
FGS Global - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS
Achieved Approximate 15% Increase in Revenues Fueled by Continued Strong Volume and Market Share Growth

Second Quarter 2022 Highlights:
•Consolidated revenues of $387.2 million, increased by 14.7% or $49.6 million compared to the prior year period
•Tobacco Segment revenues of $374.3 million, increased by 13.6% compared to the prior year period.
•Tobacco Segment unit volume increase of 16.2% compared to the prior year period.
•Liggett’s wholesale and retail market share increases to 5.3% and 5.5% from 4.2% and 4.1%, respectively, in the prior year period.
•Reported net income of $39.2 million or $0.25 per diluted common share, compared to $93.3 million or $0.60 per diluted common share in the prior year period; Adjusted Net Income from Continuing Operations of $40.2 million or $0.25 per diluted common share, compared to $64.6 million or $0.41 per diluted common share in the prior year period
•Reported operating income of $90.7 million, declined by $3.2 million compared to the prior year period
•Tobacco Segment operating income of $88.3 million, declined by 14.4% or $14.8 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.
•Adjusted EBITDA from Continuing Operations of $95.1 million, declined by 3.9% or $3.8 million compared to the prior year period
•Tobacco Segment Adjusted EBITDA from Continuing Operations of $89.9 million, declined by 14.3% or $15.0 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.

First Half 2022 Highlights:
•Consolidated revenues of $699.2 million, increased by 14.9% or $90.7 million compared to the prior year period
•Tobacco Segment revenues of $683.4 million, increased by 14.3% compared to the prior year period.
•Tobacco Segment unit volume increase of 17.3% compared to the prior year period.
•Liggett’s wholesale and retail market share increases to 5.3% and 5.3% from 4.1% and 4.1%, respectively, in the prior year period.
•Reported net income of $71.7 million or $0.45 per diluted common share, compared to $125.3 million or $0.80 per diluted common share in the prior year period; Adjusted Net Income from Continuing Operations of $66.8 million or $0.42 per diluted common share, compared to $99.5 million or $0.64 per diluted common share in the prior year period
•Reported operating income of $165.8 million, declined by $4.0 million compared to the prior year period
•Tobacco Segment operating income of $166.0 million, declined by 10.2% or $18.8 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.
•Adjusted EBITDA from Continuing Operations of $172.2 million, declined by 2.7% or $4.7 million compared to the prior year period
•Tobacco Segment Adjusted EBITDA from Continuing Operations of $167.0 million, declined by 10.0% or $18.6 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.
•Strong liquidity with cash and cash equivalents of $323.9 million and investment securities and long-term investments of $167.9 million at June 30, 2022
•Cash dividends of $64 million returned to stockholders at a rate of $0.40 per common share
Last Twelve Months ended June 30, 2022 Highlights:
•Consolidated revenues of $1.3 billion
•Tobacco Segment revenues of $1.3 billion
•Net income of $165.9 million
•Operating income of $316.4 million
•Tobacco Segment operating income of $341.5 million
•Adjusted EBITDA from Continuing Operations of $345.2 million
•Tobacco Segment Adjusted EBITDA from Continuing Operations of $345.8 million
MIAMI, FL, August 5, 2022 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and six months ended June 30, 2022.

“Vector Group delivered strong tobacco revenue performance in the second quarter as we capitalized on favorable market opportunities to substantially increase value and market share,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group Ltd. “Our price-fighting Montego brand is now our largest brand and the third largest discount brand in the United States. This strong performance demonstrates our commitment to optimizing long-term profit through the effective management of volume, pricing, and market share growth.”
GAAP Financial Results
Three months ended June 30, 2022 and 2021. Second quarter 2022 revenues were $387.2 million, compared to revenues of $337.6 million in the second quarter of 2021. The Company recorded operating income of $90.7 million in the second quarter of 2022, compared to operating income of $93.9 million in the second quarter of 2021. Net income for the second quarter of 2022 was $39.2 million, or $0.25 per diluted common share, compared to net income of $93.3 million, or $0.60 per diluted common share, in the second quarter of 2021.

Six months ended June 30, 2022 and 2020. For the six months ended June 30, 2022, revenues were $699.2 million, compared to revenues of $608.5 million for the six months ended June 30, 2021. The Company recorded operating income of $165.8 million for the six months ended June 30, 2022, compared to operating income of $169.9 million for the six months ended June 30, 2021. Net income attributed to Vector Group Ltd. for the six months ended June 30, 2022 was $71.7 million, or $0.45 per diluted common share, compared to net income of $125.3 million, or $0.80 per diluted common share, for the six months ended June 30, 2021.
Non-GAAP Financial Measures
Non-GAAP financial results include adjustments for litigation settlements and judgment expense, impact of Master Settlement Agreement settlements, transaction expenses, acceleration of stock compensation expense (for purposes of Adjusted Net Income from Continuing Operations and Adjusted Operating Income only), net gains on sales of assets (for purposes of Adjusted EBITDA from Continuing Operations and Adjusted Operating Income only), and loss on extinguishment of debt (for purposes of Adjusted EBITDA from Continuing Operations and Adjusted Net Income from Continuing Operations). For purposes of Adjusted EBITDA from Continuing Operations only, adjustments include equity in earnings from investments, equity in (earnings) losses from real estate ventures, stock-based compensation expense, litigation settlements and judgment expense, impact of Master Settlement Agreement settlements, transaction expenses, and other, net. For purposes of Adjusted Net Income from Continuing Operations only, adjustments include net interest expense capitalized to real estate ventures and adjustments for a derivative associated with a guarantee. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the last twelve months ended June 30, 2022 and the three and six months ended June 30, 2022 and 2021 are included in Tables 2 through 6.
Three months ended June 30, 2022 compared to the three months ended June 30, 2021
Adjusted EBITDA from Continuing Operations (as described in Table 2 attached hereto) were $95.1 million for the second quarter of 2022, compared to $99.0 million for the second quarter of 2021.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $40.2 million, or $0.25 per diluted share, for the second quarter of 2022, and $64.6 million or $0.41 per diluted share, for the second quarter of 2021.
Adjusted Operating Income (as described in Table 4 attached hereto) was $90.8 million for the second quarter of 2022, compared to $93.9 million for the second quarter of 2021.
Six months ended June 30, 2022 compared to the six months ended June 30, 2021
Adjusted EBITDA from Continuing Operations (as described in Table 2 attached hereto) were $172.2 million for the six months ended June 30, 2022, compared to $176.9 million for the six months ended June 30, 2021.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $66.8 million, or $0.42 per diluted share, for the six months ended June 30, 2022, compared to $99.5 million, or $0.64 per diluted share, for the six months ended June 30, 2021.
Adjusted Operating Income (as described in Table 4 attached hereto) was $163.8 million for the six months ended June 30, 2022, compared to $167.2 million for the six months ended June 30, 2021.
Last twelve months ended June 30, 2022
For the last twelve months ended June 30, 2022, revenues were $1.3 billion. The Company recorded operating income of $316.4 million for the last twelve months ended June 30, 2022. Net income for the last twelve months ended June 30, 2022 was $165.9 million.
For the last twelve months ended June 30, 2022, Adjusted EBITDA (as described in Table 2 attached hereto) were $345.2 million. Adjusted Operating Income (as described in Table 4 attached hereto) was $328.5 million for the last twelve months ended June 30, 2022.
Consolidated Balance Sheet
Vector maintained significant liquidity at June 30, 2022 with cash and cash equivalents of $323.9 million, including $105.2 million of cash at Liggett, and investment securities of $122.4 million and long-term investments of $45.5 million.
Vector continued its longstanding history of paying a quarterly cash dividend in the second quarter of 2022. For the six months ended June 30, 2022, Vector returned a total of $64 million to stockholders at a quarterly rate of $0.20 per common share.

Tobacco Segment Financial Results
For the second quarter of 2022, the Tobacco segment had revenues of $374.3 million, compared to $329.5 million for the second quarter of 2021. For the six months ended June 30, 2022, the Tobacco segment had revenues of $683.4 million, compared to $598.0 million for the six months ended June 30, 2021. For the last twelve months ended June 30, 2022, the Tobacco segment had revenues of $1.3 billion.
Operating Income from the Tobacco segment was $88.3 million and $166.0 million for the three and six months ended June 30, 2022, respectively, compared to $103.2 million and $184.8 million for the three and six months ended June 30, 2021, respectively. Operating Income from the Tobacco segment was $341.5 million for the last twelve months ended June 30, 2022.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the second quarter of 2022 and 2021 was $88.4 million and $103.2 million, respectively. Tobacco Adjusted Operating Income for the six months ended June 30, 2022 was $164.0 million, compared to $182.1 million for the six months ended June 30, 2021.
For the second quarter of 2022, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.74 billion units, compared to 2.36 billion units for the second quarter of 2021. For the six months ended June 30, 2022, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 5.04 billion units, compared to 4.30 billion units for the six months ended June 30, 2021.
According to data from Management Science Associates, for the second quarter of 2022, Liggett’s retail market share increased to 5.5% compared to 4.1% for the second quarter of 2021. For the six months ended June 30, 2022, Liggett’s retail market share increased to 5.3%, compared to 4.1% for the six months ended June 30, 2021. Compared to the second quarter of 2021, Liggett’s retail shipments in the second quarter of 2022 increased by 21.1% while the overall industry’s retail shipments declined by 9.4%. Compared to the six months ended June 30, 2021, Liggett’s retail shipments for six months ended June 30, 2022 increased by 18.2% while the overall industry’s retail shipments declined by 8.5%.
Non-GAAP Financial Measures
Adjusted EBITDA from Continuing Operations, Adjusted Net Income from Continuing Operations, Adjusted Operating Income, Tobacco Adjusted Operating Income, Tobacco Adjusted EBITDA, and financial measures for the last twelve months (“LTM”) ended June 30, 2022 (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 6 is information relating to the Company’s Non-GAAP Financial Measures for the last twelve months ended June 30, 2022 and the three and six months ended June 30, 2022 and 2021.
Conference Call to Discuss Second Quarter 2022 Results
As previously announced, the Company will host a conference call and webcast on Friday, August 5, 2022 at 8:30 AM (ET) to discuss its second quarter 2022 results. Investors can access the call by dialing 800-420-1271 and entering 63108 as the conference ID number. The call will also be available via live webcast at https://www.webcaster4.com/Webcast/Page/2271/46299. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on August 5, 2022 through August 19, 2022. To access the replay, dial 800-925-9627 and enter 63108 as the conference ID number. The archived webcast will also be available at https://www.webcaster4.com/Webcast/Page/2271/46299 for one year.

About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on LinkedIn, TikTok, Twitter or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue’” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2021 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
On December 29, 2021, Vector Group Ltd. completed the distribution of its real estate brokerage, services and PropTech investment business into a new stand-alone public company, Douglas Elliman Inc. (NYSE:DOUG) through a distribution of Douglas Elliman’s common stock to Vector Group Ltd. stockholders. The historical results of the real estate brokerage, services and PropTech investment business owned by Douglas Elliman Inc. are excluded from revenues and expenses below and reflected as income from discontinued operations, net of income taxes, in Vector Group Ltd.’s Consolidated Statements of Operations below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$374,312	$329,496	$683,360	$597,959
Real estate	12,890	8,058	15,884	10,583
Total revenues	387,202	337,554	699,244	608,542

Expenses:
Cost of sales:
Tobacco*	265,189	206,145	476,726	370,176
Real estate	6,049	7,746	7,327	8,622
Total cost of sales	271,238	213,891	484,053	378,798

Operating, selling, administrative and general expenses	25,196	29,770	49,225	59,871
Litigation settlement and judgment expense	57	—	129	5
Operating income	90,711	93,893	165,837	169,868

Other income (expenses):
Interest expense	(30,724)	(28,072)	(55,822)	(56,793)
Loss on extinguishment of debt	—	—	—	(21,362)
Equity in (losses) earnings from investments	(2,311)	941	(4,553)	1,518
Equity in (losses) earnings from real estate ventures	(460)	16,610	(2,337)	18,199
Other, net	(3,094)	8,613	(4,239)	11,319
Income before provision for income taxes	54,122	91,985	98,886	122,749
Income tax expense	14,969	27,004	27,191	36,218
Income from continuing operations	39,153	64,981	71,695	86,531
Income from discontinued operations, net of income taxes	—	28,324	—	38,731
Net income	$39,153	$93,305	$71,695	$125,262

Per basic common share:

Net income from continuing operations applicable to common shares	$0.25	$0.41	$0.46	$0.55
Net income from discontinued operations applicable to common shares	—	0.19	—	0.25
Net income applicable to common shares	$0.25	$0.60	$0.46	$0.80

Per diluted common share:

Net income from continuing operations applicable to common shares	$0.25	$0.41	$0.45	$0.55
Net income from discontinued operations applicable to common shares	—	0.19	—	0.25
Net income applicable to common shares	$0.25	$0.60	$0.45	$0.80
* Revenues and cost of sales include federal excise taxes of $137,884, $118,735, $253,963 and $216,449 for the three and six months ended June 30, 2022 and 2021, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands)

Table 2 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2022	2021	2022	2021	2022	2021

Net income	$165,896	$219,463	$39,153	$93,305	$71,695	$125,262
Net income from discontinued operations	(33,578)	(72,309)	—	(28,324)	—	(38,731)
Interest expense	111,757	112,728	30,724	28,072	55,822	56,793
Income tax expense	53,780	62,807	14,969	27,004	27,191	36,218
Net loss attributed to non-controlling interest	(190)	(190)	—	—	—	—
Depreciation and amortization	7,411	7,816	1,793	1,992	3,643	4,048
EBITDA	$305,076	$330,315	$86,639	$122,049	$158,351	$183,590
Equity in losses (earnings) from investments (a)	3,396	(2,675)	2,311	(941)	4,553	(1,518)
Equity in losses (earnings) from real estate ventures (b)	10,286	(10,250)	460	(16,610)	2,337	(18,199)
Loss on extinguishment of debt	—	21,362	—	—	—	21,362
Stock-based compensation expense (c)	13,776	14,799	2,570	3,080	4,717	5,740
Litigation settlement and judgment expense (d)	335	211	57	—	129	5
Impact of MSA settlement (e)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Transaction expenses (f)	10,468	10,468	—	—	—	—
Net gains on sales of assets	(910)	(910)	—	—	—	—
Other, net	4,871	(10,687)	3,094	(8,613)	4,239	(11,319)
Adjusted EBITDA from continuing operations	$345,175	$349,911	$95,131	$98,965	$172,203	$176,939

Adjusted EBITDA from Continuing Operations by Segment
Tobacco	$345,828	$364,399	$89,883	$104,885	$166,959	$185,530
Real Estate	11,696	4,125	6,873	(760)	7,908	337
Corporate and Other	(12,349)	(18,613)	(1,625)	(5,160)	(2,664)	(8,928)
Total	$345,175	$349,911	$95,131	$98,965	$172,203	$176,939

a.Represents equity in earnings recognized from investments that the Company accounts for under the equity method.
b.Represents equity in earnings recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation. Included in the year ended December 31, 2021 are expenses associated with the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents accruals for product liability litigation in the Tobacco segment.
e.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
f.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

Table 3 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income	$39,153	$93,305	$71,695	$125,262

Net income from discontinued operations	—	(28,324)	—	(38,731)
Loss on extinguishment of debt	—	—	—	21,362
Litigation settlement and judgment expense (a)	57	—	129	5
Impact of MSA settlement (b)	—	—	(2,123)	(2,722)
Impact of net interest expense capitalized to real estate ventures	1,685	(559)	(2,011)	(869)
Expense related to Tax Disaffiliation indemnification (c)	553	—	553	—
Adjustment for derivative associated with guarantee	(783)	—	(2,464)	—
Total adjustments	1,512	(28,883)	(5,916)	(20,955)

Tax benefit (expense) related to adjustments	(449)	151	1,034	(4,798)

Adjusted Net Income from continuing operations	$40,216	$64,573	$66,813	$99,509

Per diluted common share:

Adjusted Net Income from continuing operations applicable to common shares	$0.25	$0.41	$0.42	$0.64

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
c.Represents amounts accrued under the Company’s Tax Disaffiliation Agreement related to certain tax liabilities of Douglas Elliman Inc. prior to its distribution on December 29, 2021.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

Table 4 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2022	2021	2022	2021	2022	2021

Operating income	$316,408	$320,439	$90,711	$93,893	$165,837	$169,868

Litigation settlement and judgment expense (a)	335	211	57	—	129	5
Transaction expenses (b)	10,468	10,468	—	—	—	—
Acceleration of stock compensation expense (c)	4,317	4,317	—	—	—	—
Impact of MSA settlement (d)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Net gains on sales of assets	(910)	(910)	—	—	—	—
Total adjustments	12,087	11,364	57	—	(1,994)	(2,717)

Adjusted Operating Income	$328,495	$331,803	$90,768	$93,893	$163,843	$167,151

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
c.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2022	2021	2022	2021	2022	2021

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$341,510	$360,317	$88,332	$103,179	$165,971	$184,778

Litigation settlement and judgment expense (a)	335	211	57	—	129	5
Impact of MSA settlement (b)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Total adjustments	(1,788)	(2,511)	57	—	(1,994)	(2,717)

Tobacco Adjusted Operating Income	$339,722	$357,806	$88,389	$103,179	$163,977	$182,061

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2022	2021	2022	2021	2022	2021

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$341,510	$360,317	$88,332	$103,179	$165,971	$184,778

Litigation settlement and judgment expense (a)	335	211	57	—	129	5
Impact of MSA settlement (b)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Total adjustments	(1,788)	(2,511)	57	—	(1,994)	(2,717)

Tobacco Adjusted Operating Income	339,722	357,806	88,389	103,179	163,977	182,061

Depreciation and amortization	6,020	6,525	1,475	1,697	2,952	3,457
Stock-based compensation expense	86	68	19	9	30	12
Total adjustments	6,106	6,593	1,494	1,706	2,982	3,469

Tobacco Adjusted EBITDA	$345,828	$364,399	$89,883	$104,885	$166,959	$185,530

a.    Represents accruals for product liability litigation in the Tobacco segment.
b.     Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Six Months Ended
	June 30,	December 31,	June 30,
	2022	2021	2022	2021
Revenues:
Tobacco (a)	$1,287,898	$1,202,497	$683,360	$597,959
Real estate	23,504	18,203	15,884	10,583
Total revenues	$1,311,402	$1,220,700	$699,244	$608,542

a.Tobacco segment revenues include federal excise taxes of $472,209 for the last twelve months ended June 30, 2022, $434,695 for the year ended December 31, 2021, $253,963 and $216,449 for the six months ended June 30, 2022 and 2021, respectively.